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                                                                   Exhibit 10.11

                 EXCLUSIVE INVESTMENT BANKING SERVICES AGREEMENT
                                     BETWEEN
       ALTERNATIVE CONSTRUCTION COMPANY, INC., ITS AFFILIATES AND ASSIGNS
                               (THE "COMPANY") AND
       AVANTE HOLDINGS GROUP, INC., ITS SUCCESSORS AND ASSIGNS ("AVANTE")
                                OCTOBER 24, 2004
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SCOPE OF SERVICES:        The Company is engaging Avante on an exclusive basis
                          to perform investment banking and merger and acquisition consulting services. The scope of such services shall include the merger of the Company with or into another entity, or the sale of part or all of the Company's fixed, technology or intangible assets including the Company's IT product(s), its website and any related systems (the "Transactions").

                          For the purposes of this Agreement a "sale" shall mean any transaction or series or combination of transactions, other than in the ordinary course of trade or business, whereby, directly or indirectly, control of or any interest in the Company or its subsidiaries or affiliates, or any of their respective businesses (a "Business") or any of their respective assets, is transferred for consideration, including, without limitation, a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a recapitalization, a tender or exchange offer, a leveraged buy-out, the formation of a joint venture, minority investment or partnership, or any similar transaction.

                              (a) Except as provided in subsection (b) below, "consideration" shall mean the full transaction value of any sale of the Company including, without limitation, the total value of all cash, securities, other property and any contingent, earned or other consideration paid or payable, directly or indirectly, by an acquiring party to a selling party or to a participant in the transaction in connection with a sale of the Company. The value of any such securities (whether debt or equity) or other property or items of value shall be determined as follows: (i) the value of securities that are freely tradeable in an established public market shall be the last closing market price of such securities prior to the public announcement of the sale; (ii) the value of securities which are not freely tradeable or which have no established public market, or if the consideration utilized consists of property other than securities, the value of such securities or other property shall be the fair market value thereof; and (iii) the sum of all lease payments. "Consideration" shall also include the face value of any indebtedness (except to trade creditors) to which the sale of the Company is subject or to which the Company or its subsidiaries or affiliates (or portion thereof) to be sold remains obligated, or indebtedness that is assumed in connection therewith, the value of any consulting or employment agreements received by the principals of the Company in excess of their historical salary levels, and the value of any payments to be received by the principals of the Company for entering into non-compete or similar agreements. In the case of a recapitalization,

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Avante                                      ACC

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                              "consideration" shall include the aggregate amount
                              of indebtedness incurred or equity raised by the Company or a successor thereof in connection with such recapitalization. If any consideration to be paid is computed in a foreign currency, the value of such foreign currency shall, for purposes hereof, be converted into U.S. Dollars at the prevailing exchange rate on the date or dates on which such consideration is paid.

                              (b) If the sale of the Company is structured in such a way as to provide for the transfer of only part of the assets of the Company or its subsidiaries or affiliates or one or more of the Businesses of the Company or its subsidiaries or affiliates and the retention of other assets or Business (es), including, but not limited to, cash, cash equivalents, investments, inventories and receivables, such retained assets shall not be deemed to be part of the consideration received in connection with the sale of the Company, as follows: (A) with respect to investments, in an amount equal to the market value of such investments, (B) with respect to inventories and receivables, in an amount equal to the book value thereof, and (C) with respect to any other assets, in an amount to be reasonably determined by the parties.

                              (c) The Company reserves the right to manage internally or through a third party, the necessary duties and responsibilities associated with the Company merging, completing a strategic allegiance, and/or any other transaction of the Company. Avante, if qualified to complete said responsibility, will be given the right of first refusal in said matters. The Company has the right to utilize the most effective assistance in all matters.

                              (d) Avante will be compensated as outlined under separate agreement and/or via stock as defined in future agreements on a case-by-case basis.

RIGHT TO TERMINATE
NEGOTIATIONS:             The Company may refuse to discuss or negotiate any
                          Transaction with any party for any reason whatsoever and may terminate negotiations with any party at any time.

LIST OF PARTIES:          Avante shall maintain a comprehensive written list
                          (the "List") of parties (the "Parties") developed by Avante and the Company, which may be potential Parties to any Transaction involving the Company. Avante shall be entitled to the compensation as described herein resulting from any Transaction, during the term of this agreement, with any Party that is on the List.
                          Avante shall provide a copy of the List to the Company from time to time.

TERM OF AVANTE
ENGAGEMENT:               Three years from the date of execution of this
                          agreement.

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Avante                                      ACC

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RESPONSIBILITIES OF
THE COMPANY:              The Company agrees to make its executive staff and
                          employees available, upon reasonable notice, on a regular basis to conduct meetings with Avante and outside parties that Avante deems are necessary to perform its duties under this agreement. The Company personnel also will provide historical financial and operating data as well as other information, reports, etc. within a reasonable time upon being requested by Avante. The Company would be responsible for all direct reasonable expenses for services related to Avante's activities on behalf of (and approved by) the Company, provided by outside professionals including, but not limited to, law firm(s), accounting firm(s) and other consultants. The Company acknowledges that Avante is not required to contribute any capital or provide legal or auditing services in connection with the activities defined in this agreement.

                          The Company represents and warrants that all information made available to Avante by the Company or contained in the Documents will, at the time such information is made available to Avante, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.

                          The Company further represents and warrants that any projections provided to Avante or contained in the Documents will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, Avante will be using and relying, without any independent investigation or verification thereof, on all information that is or will be furnished to Avante by or on behalf of the Company and on publicly available information, and Avante will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information (included in the Documents or otherwise), and that Avante will not undertake to make an independent appraisal of any of the assets of the Company or any of its subsidiaries or affiliates. The Company understands that in rendering services hereunder Avante will also rely upon the advice of counsel to the Company and other advisors to the Company as to legal, tax and other matters relating to any transaction or proposed transaction contemplated by this Agreement.

ROLE OF AVANTE:           Avante is being retained to serve as financial advisor
                          solely to the Company, and it is agreed that the engagement of Avante is not, and shall not be deemed to be, on behalf of, and is not intended to confer rights or benefits upon, any shareholder or creditor of the Company or its subsidiaries or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of Avante or any statements, conduct or advice of Avante, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice or other assistance (whether written or oral) given by Avante in connection with this engagement are intended solely for the benefit and use of the Company and

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Avante                                      ACC

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                          will be treated by the Company as confidential.

                          In connection with our engagement, Avante will develop, in consultation with the Company, a List of entities that Avante believes might be potential purchasers of the Company, its securities, its subsidiaries, its affiliates and/or any of their respective assets. Avante will initiate discussions with potential purchasers, participate in the negotiation of possible transactions and advise the Company as to negotiating strategy and other matters in connection therewith. The Company will furnish Avante with all available information and material regarding the Company as Avante may request in connection with the performance of its obligations hereunder. Avante will assist the Company in preparing a document or documents (collectively, "Documents") to describe the Company and its management and financial status for use in discussions with prospective purchasers.

NON-CIRCUMVENT:           The Company further agrees not to attempt to
                          circumvent this agreement in an attempt to deprive
                          Avante or any other party of any fees, commissions, of any other remuneration. To that end this document shall be considered to apply to any and all corporations of the Parties, divisions, subsidiaries, employees, consultants, principals, agents, associates, family members, assignees, or other associated persons.

                          Should the Company circumvent Avante and complete a Transaction with any party on the List then Avante will be compensated as defined herein for any Transaction occurring within three (3) years from any such circumvention.

TRANSACTION FEES:         In the event that Avante identifies a Transaction with
                          a party on the List and introduces the Company to an entity that subsequently is acquired by or merged into the Company or if such entity acquires any ownership interest (including placement of shareholders' stock) in, or merges the Company into such entity in any form, then Avante would be paid, at the closing of each such acquisition or merger, a fee based of the value of such transaction calculated with respect to the amount of the aggregate purchase price including assumed debt (or the value of the consideration given, whichever is greater) for each such Transaction (the
                          "Purchase Value") as follows:

                                      (a) 10% of the 1st one million dollars of
                                          Purchase Value
                                      (b) 8% of the 2nd one million dollars of
                                          Purchase Value
                                      (c) 6% of the 3rd one million dollars of
                                          Purchase Value
                                      (d) 4% of the 4th one million dollars of
                                          Purchase Value
                                      (e) 2% of the Purchase Value in excess of
                                          four million dollars

                          A FIXED 2% EXPENSE ACCOUNT FOR OUT-OF-POCKET EXPENSES SHALL BE PAID TO AVANTE. ANY EXPENSES IN EXCESS OF THE 2% WILL BE ABSORBED BY AVANTE. ANY FUNDS LEFT OVER WILL BE THE PROPERTY OF AVANTE. THIS FEE WILL BE PAID IN

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Avante                                      ACC

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                          CONJUNCTION WITH THE ABOVE STATED TRANSACTION FEES.

TIMING OF
PAYMENT: As compensation for the services rendered by Avante hereunder, the Company shall pay or cause Avante to be paid as follows:

                          (a) If a merger or sale of the Company occurs, or the
                              parties reach a preliminary or definitive agreement of such merger or sale, either:

                              (i) during the term of Avante's engagement and (a) if the party or parties to the recapitalization, merger or sale were identified by Avante as reflected on the List or

                              (ii) at any time during a period of three (3) years following the effective date of termination of Avante's engagement hereunder, and the merger or sale involves a party introduced by Avante, and included on the List, then, upon consummation of such transaction, the Company shall pay to Avante the applicable fees for the Transactions described herein.

                          (b) Compensation which is payable to Avante pursuant
                              to (a) above shall be paid by the Company to Avante at the closing of a merger or sale of the Company, provided that compensation attributable to that part of consideration which is contingent upon the occurrence of some future event (e.g., the realization of earnings projections) ("Contingent Consideration") shall be paid by the Company to Avante at the earlier of (i) the receipt of such consideration or (ii) the time that the amount of such consideration can be determined.

                          (c) In the event that Contingent Consideration
                              described in (b) above is payable by an
                              individual, group or legal entity other than the Company, or by a successor to the Company, after the closing of a recapitalization, merger or sale of the Company, the Company shall cause such individual, group, entity or successor to pay compensation payable to Avante hereunder, or, at the closing, to enter into an agreement to pay such compensation to Avante according to the terms hereof.

BEST EFFORTS
BASIS All activities conducted by Avante on behalf of the Company are on a best-efforts basis only. Avante makes no representation or warranty that the achievement of any of the goals or objectives outlined in this agreement is guarantied. The Company acknowledges the best efforts nature of this agreement and that Avante's efforts may not result in any of these goals and objectives being realized or in any capital being raised for the Company.

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Avante                                      ACC

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NO OTHER BROKERS:         The Company represents and warrants that there are no
                          brokers, representatives or other persons, which have an interest in any compensation from any transaction contemplated herein. The Company has in the past utilized the services of other financial related people and/or companies for the purpose of raising funds. Therefore, if funds become available after the effective date of this agreement from a prior relationship, said funds can be incorporated into the current funds that are in the process of being raised and any associated fees to said third parties would be paid by the Company. These funds would be accepted with the joint agreement of the Company and Avante and are bound by reasonable methods of evaluation as to the benefit of said funds to the Company. In the case of funds received by a party or parties not introduced by Avante, Avante shall not be compensated according the compensation plan defined herein. The Company and Avante mutually agree that the attainment of the Company goals and objectives may require a revision to the current financial attainment path as agreed upon. The Company and Avante agree to reevaluate and modify the long-term goals to maximize the benefit to the Company and its shareholders.

ANNOUNCEMENTS:            The Company agrees that, following the closing or
                          consummation of a recapitalization, merger or sale of the Company, Avante has the right to place advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company hereunder, provided that Avante will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld. The Company will have the opportunity to employ a third party with the appropriate expertise if said expertise is not applicable to Avante. The Company reserves the right to employ the best party to complete said duties.

INDEMNIFICATION:          In connection with engagements of the nature covered
                          by this Agreement, it is Avante's practice to provide for indemnification, contribution, and limitation of liability. By signing this Agreement, the Company agrees to the provisions attached to this Agreement
                          (Attachment A), which provisions are expressly incorporated by reference herein.

GOVERNING LAW:            The terms and provisions of this Agreement are solely
                          for the benefit of the Company and Avante and the other Indemnified Persons and their respective successors, assigns, heirs and personal representatives, and no other person or entity shall acquire or have any right by virtue of this Agreement.
                          This Agreement represents the entire understanding between the Company and Avante with respect to Avante's engagement hereunder, and all prior discussions are merged herein. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to such state's principles of conflicts of laws, and may be amended, modified or supplemented only by written instrument executed by each of the parties hereto.

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Avante                                      ACC

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RESOLUTION OF
DISPUTES:                 Any  dispute related to this Agreement, any
                          transaction contemplated hereby, or any other matter contemplated hereby shall be settled by arbitration in the County of Sarasota, Florida, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators. Any award entered by the arbitrators shall be final, binding and non-appealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration shall be paid by the Company.

RIGHT TO
INVESTIGATE:              The Company authorizes Avante to have investigative
                          background inquiries made relating to the legal, credit, employment and other histories of the Company and its principals. If such investigations provide information that Avante determines, in its sole discretion, will impede its ability to effectively perform the activities defined in this engagement agreement, then Avante shall have the right to terminate this agreement without advance notice during the first thirty days of the engagement and fully refund any amounts, other than out-of-pocket expenses, paid by the Company to Avante.

MODIFICATION:             Any modification, alteration, or change to this
                          agreement, including but not limited to modification of the services to be performed, extension of time of performance, or changes to the amount or form of compensation, shall be made only by written supplemental agreements executed by each of the parties.

AUTHORITY:                Each individual executing this agreement on behalf of
                          any party expressly represents and warrants that such individual has the authority to so execute, and thereby to bind the party on behalf of which such individual signs, to the terms of this agreement. The
                          Company represents and warrants to Avante that this Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company and that neither this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any governmental or regulatory agency or violates any law, regulation, contract or order binding on the Company.

INVALID PROVISIONS:       If any provision of this agreement is held to be
                          illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable and this agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereto. The remaining provisions hereof shall remain in force and effect and shall not be affected by the illegal, invalid or unenforceable provision.

PRIOR AGREEMENTS:         Both parties agree that this Agreement is the complete
                          and exclusive statement of

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Avante                                      ACC

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                          the Agreement between the parties, superseding all
                          proposals or prior agreements, oral and/or written, between the parties relating to the specific subject.

In recognition of the preceding, this agreement is executed and accepted as of the first date written herein by:

AVANTE HOLDINGS GROUP, INC.              ALTERNATIVE CONSTRUCTION COMPANY, INC.,

/s/                                      /s/
------------------------------           ---------------------------------------
By:                                      By:

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Avante                                      ACC

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                                  ATTACHMENT A
                        INDEMNIFICATION, CONTRIBUTION AND
                       LIMITATION OF LIABILITY PROVISIONS

    (a) Alternative Construction Company, Inc., and its affiliates (collectively the "Company") agrees to indemnify and hold harmless Avante Holdings Group, LLC. ("Avante") and its affiliates and their respective officers, directors, employees and agents, and any persons controlling Avante or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Avante and each such other person or entity being referred to herein as an "Indemnified Person"), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or its affiliates or (ii) actions taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company or its affiliates or
            (B) are otherwise related to or arise out of Avante's activities on behalf of the Company. The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to the preceding sentence which are determined to have resulted from such Indemnified Person's negligence or willful misconduct. In addition, the Company agrees to reimburse each Indemnified Person (who is entitled to be indemnified pursuant to the two previous sentences) for all out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with defending any such action or claim in which such Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Agreement if a judgment is found on behalf of the Indemnified Person in conjunction with enforcing such rights under this Agreement.

    (b) If for any reason, except pursuant to the second sentence of Paragraph (a) above, the foregoing indemnity is unavailable to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Avante on the other, but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations. It is hereby further agreed that the relative benefits to the Company on the one hand and Avante on the other with respect to any transaction or proposed transaction contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value the transaction (minus the fees in (ii)) bears to (ii) the fees paid to Avante with respect to such transaction.

    (c) No Indemnified Person shall have any liability to the Company or any other person in connection with the services rendered pursuant to this Agreement, except for any liability for losses, claims, damages, liabilities or expenses determined to have resulted from such Indemnified Person's negligence or misconduct.

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Avante                                      ACC

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    (d)     The Company agrees that it will not settle or compromise or consent to the entry of any judgment in any pending claim, action, suit or proceeding in respect of which indemnification may be sought from the Company by any Indemnified Person unless such settlement, compromise or consent includes an unconditional release of such Indemnified Persons hereunder from all liability arising out of such claim, action, suit or proceeding.

    (e) The provisions of this Attachment A shall be in addition to any liability the Company may have to any Indemnified Person at common law or otherwise, and shall survive the expiration of the term of this Agreement and the closing of any sale of the Company.

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Avante                                      ACC